UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  July 25, 2005


                          TRADESTREAM GLOBAL CORP.
                  (Formerly Vianet Technology Group Limited)
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                 123 COMMERCE VALLEY DRIVE EAST, SUITE 300,
                        THORNHILL, ONTARIO   L3T 7W8
                  (Address of principal executive offices)

                               (905) 882-0221
                      (Registrant's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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The following current report under Section 13 or 15(d) of the Securities
Exchange Act of 1934 is filed pursuant to Rule 13a-11 or Rule 15d-11:


Item 1.02 - TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously reported by Tradestream Global Corp. (formerly Vianet Technology Group Limited) ("Registrant") through news releases on July 1, 2005 and July
7, 2005, and a Current Report on Form 8K filed on July 7, 2005, the Registrant had entered into an agreement of merger with Vianet Direct, Inc., with the transaction being subject to the execution and approval of a definitive merger agreement as well as certain closing conditions and due diligence requirements.

As the Registrant and Vianet Direct, Inc. were not able to agree upon the definitive terms and conditions of the merger or the due diligence procedures, the Board of Directors of the Registrant, at a Special Meeting held on July 22, 2005, formally approved the decision by Management of the Registrant to terminate such merger negotiations with Vianet Direct, Inc., and the Registrant is currently proceeding with negotiations with other prospective merger or acquisition candidates.


ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS

The Registrant has amended its Certificate of Incorporation to change its name to Tradestream Global Corp. effective immediately. The Registrant's new OTC trading symbol as of Thursday, July 28, 2005 is "TGLC".




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                                SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  July 25, 2005                TRADESTREAM GLOBAL CORP.

                                     Per: /s/ Kalson G.H. Jang
                                          ------------------------------
                                          KALSON G.H. JANG
                                          Chairman



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